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                                                                     EXHIBIT A-4

                            J & J SECURITIES LIMITED

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                  COMMON STOCK
                                -----------------     TRANSLATION          RETAINED
                                SHARES     AMOUNT     ADJUSTMENT      EARNINGS/(DEFICIT)        TOTAL
                                ------     ------     -----------     ------------------     ------------
AUDITED
Balance at October 1, 1992....  1,000      $1,496     $(1,208,847)       $(16,097,211)       $(17,304,562)
  Translation adjustment......     --          --       2,749,753                  --           2,749,753
  Net earnings................     --          --              --             500,241             500,241
                                ------     ------     -----------     ------------------     ------------
Balance at September 30,
  1993........................  1,000       1,496       1,540,906         (15,596,970)        (14,054,568)
  Translation adjustment......     --          --        (617,674)                 --            (617,674)
  Net earnings................     --          --              --           3,328,088           3,328,088
                                ------     ------     -----------     ------------------     ------------
Balance at September 30,
  1994........................  1,000       1,496         923,232         (12,268,882)        (11,344,154)
  Translation adjustment......     --          --         (53,798)                 --             (53,798)
  Net earnings................     --          --              --           2,864,558           2,864,558
                                ------     ------     -----------     ------------------     ------------
Balance at September 30,
  1995........................  1,000       1,496         869,434          (9,404,324)         (8,533,394)
UNAUDITED
  Translation adjustment......     --          --         150,011                  --             150,011
  Net earnings................     --          --              --          20,215,571          20,215,571
                                ------     ------     -----------     ------------------     ------------
  Balance at June 30, 1996....  1,000      $1,496     $ 1,019,445        $ 10,811,247        $ 11,832,188
                                =====      ======      ==========       =============         ===========
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                See accompanying notes to financial statements.